Exhibit 20.1

ACKNOWLEDGMENT OF REPLACEMENT SPECIAL SERVICER

January 29, 2025

To the Persons on the Attached Exhibit A

Re:	JPMCC Commercial Mortgage Securities Trust 2015-JP1, Commercial Mortgage Pass-Through Certificates Series 2015-JP1

Ladies and Gentlemen:

Reference is made to (i) the Pooling and Servicing Agreement dated as of December 1, 2015 (the “Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer (“Midland”), Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, relating to the JPMCC Commercial Mortgage Securities Trust 2015-JP1, Commercial Mortgage Pass-Through Certificates Series 2015-JP1, (ii) the Co-Lender Agreement, dated as of December 29, 2015 (the “7700 Parmer Co-Lender Agreement”), by and between the holders of the 7700 Parmer Companion Loans and the holder of the 7700 Parmer Mortgage Loan, (iii) the Co-Lender Agreement, dated as of November 17, 2015 (the “Heinz 57 Co-Lender Agreement”), by and between the holders of the Heinz 57 Center Companion Loan and the holder of the Heinz 57 Center Mortgage Loan and (iv) the Co-Lender Agreement, dated as of December 29, 2015 (the “The 9 Co-Lender Agreement” and together with the 7700 Parmer Co-Lender Agreement and the Heinz 57 Co-Lender Agreement, the “Co-Lender Agreements”), by and between the holder of the The 9 Companion Loan and the holder of the The 9 Mortgage Loan. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. Pursuant to Section 7.01(d) and Section 7.02 of the Agreement and Section 7 of each of the Co-Lender Agreements, the Directing Certificateholder has removed Midland and has appointed Rialto Capital Advisors, LLC (“Rialto”) to serve as successor Special Servicer under the Agreement. The foregoing shall not apply to any Non-Serviced Mortgage Loan.

The undersigned hereby agrees with all the other parties to the Agreement that, effective as of the date of this Acknowledgment of Replacement of Special Servicer (the “Acknowledgment”), the undersigned shall serve as Special Servicer under the Agreement and assumes all of the responsibilities, duties and liabilities of the Special Servicer under the Agreement. The undersigned hereby acknowledges and agrees that it is and shall be a party to the Agreement and bound thereby to the full extent indicated in the Agreement in the capacity of Special Servicer. The undersigned hereby, as of the date of this Acknowledgment,

(a)	represents and warrants that:
i.	it satisfies all of the eligibility requirements applicable to special servicers contained in the Agreement;

ii.	it satisfies all of the related qualifications applicable to the Special Servicer contained in the Co-Lender Agreements and has met all applicable requirements under such Co-Lender Agreements;
iii.	it is not the Operating Advisor, the Asset Representations Reviewer or an Affiliate of the Operating Advisor or the Asset Representations Reviewer;
iv.	it is not obligated to pay the Operating Advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under the Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the Operating Advisor for the replacement Special Servicer to become the Special Servicer;
v.	it is not entitled to receive any compensation from the Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s recommendation that such party be appointed as the replacement special servicer;
vi.	it is not entitled to receive any fee from the Operating Advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders;
vii.	it is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination;
viii.	currently has a special servicer rating of at least “CSS3” from Fitch;
ix.	it is not a special servicer that has been cited by DBRS as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination; and
(b)	makes the representations and warranties set forth in Section 6.01(b) of the Agreement mutatis mutandis, and all references to “Agreement” in Section 6.01(b) of the Agreement include this Acknowledgment in addition to the Agreement, with the following exceptions:
i.	The representation and warranty in clause 6.01(b)(i) will be replaced in its entirety by the following sentence: “The Special Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;”

The following is notice information for Rialto as Special Servicer under the Agreement:

Rialto Capital Advisors, LLC
200 S. Biscayne Boulevard
Suite 3550
Miami, Florida 33131
Attention: Liat Heller
Fax number: (305) 229-6425
Email: liat.heller@rialtocapital.com

with a copy to:

Rialto Capital Advisors, LLC
200 S. Biscayne Boulevard
Suite 3550
Miami, Florida 33131
Attention: Jeff Krasnoff
Fax number: (305) 229-6425
Email: jeff.krasnoff@rialtocapital.com

with a copy to:

Rialto Capital Advisors, LLC
200 S. Biscayne Boulevard
Suite 3550
Miami, Florida 33131
Attention: Niral Shah
Fax number: (305) 229-6425
Email: niral.shah@rialtocapital.com

with a copy to:

Rialto Capital Advisors, LLC
200 S. Biscayne Boulevard
Suite 3550
Miami, Florida 33131
Attention: Adam Singer
Fax number: (305) 229-6425
Email: adam.singer@rialtocapital.com

[SIGNATURE PAGE TO FOLLOW.]

RIALTO CAPITAL ADVISORS, LLC

By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Secretary

Exhibit A

DEPOSITOR:

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

Email: US_CMBS_Notice@jpmorgan.com

With a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue

New York, New York 10179

Attention: SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

TRUSTEE: Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – JPMCC Trust 2015-JP1 Email: cmbstrustee@wilmingtontrust.com

CERTIFICATE ADMINISTRATOR:

Computershare Trust Company, National Association, as agent for Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS) – JPMCC 2015-JP1

Email: cts.cmbs.bond.admin@computershare.com; trustadministrationgroup@computershare.com

OPERATING ADVISOR:

Pentalpha Surveillance, LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Email: notices@pentalphasurveillance.com

with a copy to:

Barnes & Thornburg LLP
827 19th Avenue South
Suite 930
Nashville, Tennessee 37203
Attention: Jay H. Knight
Email: jay.knight@btlaw.com

MASTER SERVICER:

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

MAC D1086-120, 550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Attention: J.P. Morgan Chase 2015-JP1 Asset Manager

Email: commercial.servicing@wellsfargo.com

With a copy to:

Wells Fargo Bank, National Association Legal Department

301 S. College St., TW-30

Charlotte, North Carolina 28202

Attention: Commercial Mortgage Servicing Legal Support

Reference: J.P. Morgan Chase 2015-JP1

with a copy to:

K&L Gates LLP

Hearst Tower, 47th Floor

214 North Tryon Street

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Email: stacy.ackermann@klgates.com